UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 3, 2009

La Jolla Pharmaceutical Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-24274	33-0361285
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4365 Executive Drive, Suite 300, San Diego, California		92121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(858) 452-6600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[x]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 4, 2009, La Jolla Pharmaceutical Company (the "Company") entered into an Agreement and Plan of Reorganization (the "Merger Agreement") by and among the Company, Jewel Merger Sub, Inc. ("Merger Sub") and Adamis Pharmaceuticals Corporation ("Adamis"). The transaction contemplated by the Merger Agreement will be structured as a reverse triangular merger, in which Merger Sub, a wholly-owned subsidiary of the Company, will merge with and into Adamis, with Adamis surviving (the "Merger").

Upon the closing of the Merger, the stockholders of Adamis will receive shares of common stock of the Company in exchange for their shares of Adamis. After the Merger closes, the combined company will be named "Adamis Pharmaceuticals Corporation" and be based in San Diego, California. Management of the combined company is expected to include Adamis’s chief executive officer, Dr. Dennis Carlo, as the chief executive officer of the combined company. The remaining directors and officers of the combined company will be determined by Adamis.

The transaction was unanimously approved by the boards of directors of each of the Company, Merger Sub and Adamis. Completion of the transaction is subject to a number of customary closing conditions, including the effectiveness of a registration statement to be filed with the Securities and Exchange Commission (the "SEC") relating to the transaction, approval of the transaction by the stockholders of each of the Company and Adamis at special meetings of stockholders following distribution of a joint proxy statement, and other closing conditions. It is expected that stockholder meetings of both Adamis and the Company will occur in the first calendar quarter of 2010. Adamis directors and officers have entered into voting agreements (a form of which is attached hereto as Exhibit 10.3) with the Company covering approximately 15,811,693 shares, representing approximately 34% of Adamis’s outstanding common stock, pursuant to which they agreed to vote their shares in favor of the Merger.

If the transaction is approved by the Company’s stockholders, the Company will effect a reverse stock split of its common stock immediately before the closing of the Merger. The ratio of the reverse split will be calculated based on a formula that takes into account the amount of the Company’s net cash and amounts receivable at the closing of the Merger (reduced by the amount of the Company’s liabilities and obligations, including severance and other obligations, as of the closing date), divided by a price based on a discount from Adamis’s weighted average stock price over a defined period of time, with upper and lower price collars on the price that will be utilized in determining the reverse split ratio. Based on its most recent quarterly report filed with the SEC, at September 30, 2009 the Company had cash and cash equivalents of approximately $5.8 million and liabilities of approximately $1.0 million. The Company expects that its adjusted net cash, taking into account liabilities, will be between approximately $2.5 million and $3.0 million (although the actual amount of adjusted net cash could be higher or lower than this range), assuming that the Merger closes by March 31, 2010. Subject to completion of regulatory review and satisfaction of closing conditions, the Company anticipates that the closing of the Merger will occur by the end of the first quarter of calendar year 2010 or as soon thereafter as possible.

If the Merger is consummated, each outstanding share of common stock of Adamis will be converted into the right to receive one post-reverse split share of the Company’s common stock. Adamis currently has approximately 46 million outstanding shares of common stock, excluding options, warrants, and convertible securities and other obligations to issue shares. Adamis will therefore acquire a controlling interest in the Company upon the consummation of the Merger, even though the precise percentage ownership of shares held after the Merger by persons who are Company stockholders and Adamis stockholders, respectively, will depend on many factors, including, without limitation, the reverse stock split ratio for the Company shares and the number of outstanding Adamis shares at the closing of the Merger.

The Merger Agreement also contains customary non-solicitation provisions restricting the Company and Adamis with respect to their respective rights to negotiate or enter into other acquisition or sale transactions before the closing of the Merger, subject to limited exceptions. The Merger Agreement also contains a minimum net cash requirement for the Company as a closing condition and customary representations, warranties and covenants of both parties. The representations and warranties contained in the Merger Agreement (i) are made for the purposes of allocation of risk between the parties and as conditions to closing, (ii) may be subject to exceptions in the disclosure schedules provided in accordance with the Merger Agreement, and (iii) are not necessarily accurate or complete as made and should not be relied upon by any of our stockholders or potential investors. The Merger Agreement contains certain termination rights by both the Company and Adamis upon the occurrence of certain events, and further provides that, upon termination of the Merger Agreement under specified circumstances, either party may be required to pay the other party a termination fee. The merger is intended to qualify for federal income tax purposes as a tax-free reorganization under the provisions of Section 368(a) of the U.S. Internal Revenue Code of 1986, as amended.

The foregoing summary of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 3, 2009, the Company’s Compensation Committee approved the grant of restricted stock units ("RSUs") to each of the Company’s three remaining employees, including Deirdre Y. Gillespie, M.D. (the Company’s President and Chief Executive Officer) and Gail A. Sloan (the Company’s Vice President of Finance and Secretary), with the vesting of such awards being tied to the successful completion of the Merger.

The RSUs will be granted on the second business day following announcement of the execution of the Merger Agreement (the "Date of Grant"), but will only vest upon the closing of the Merger. The number of shares granted under the RSUs will have a value of $223,080 and $76,442 for Dr. Gillespie and Ms. Sloan, respectively, with the number of shares underlying the award to depend upon the Company’s stock price on the Date of Grant, and with the aggregate number of shares underlying all RSUs not to exceed 3,286,132 shares.

On December 4, 2009, the Company entered into a Retention and Separation Agreement and General Release of All Claims with Deirdre Y. Gillespie, M.D., the Company’s President and Chief Executive Officer (the "Gillespie Retention Agreement").

The Gillespie Retention Agreement supersedes the severance provisions of the Chief Executive Officer Employment Agreement dated March 15, 2006, as amended by the Amendment to Chief Executive Officer Employment Agreement dated July 31, 2007 and the Amendment to Chief Executive Officer Employment Agreement dated December 31, 2008 (collectively, the "Gillespie Employment Agreements"), but otherwise the terms of the Gillespie Employment Agreements remain in full force and effect. The Gillespie Retention Agreement does not alter the amount of severance that was to be awarded under the Gillespie Employment Agreements, but rather changes the event that triggers such payment.

The Gillespie Retention Agreement provides for the payment of a retention bonus to Gillespie in the amount of $202,800, less applicable withholding taxes (the "Gillespie Retention Bonus"), payable in a lump sum on the first regular pay day following the eighth day after Gillespie signs the Gillespie Retention Agreement. If Gillespie voluntarily resigns her employment prior to the earlier to occur of (a) the closing of the Transaction (as defined in the Gillespie Retention Agreement) and (b) March 31, 2010, she will immediately repay the Gillespie Retention Bonus to the Company. The date under (a) and (b) shall be referred to as the "Gillespie Separation Date."

Under the Gillespie Retention Agreement, Gillespie agrees to execute an amendment to the Gillespie Retention Agreement (the "Gillespie Amendment") on or about the Gillespie Separation Date to extend and reaffirm the promises and covenants made by her in the Gillespie Retention Agreement through the Gillespie Separation Date. If Gillespie fails to execute the Gillespie Amendment within twenty-one days of being provided with the Gillespie Amendment or revokes her acceptance of the Gillespie Amendment, she will not receive a severance payment of $405,600, less applicable withholding taxes (the "Gillespie Severance Payment") or any portion thereof. The Gillespie Retention Agreement also provides that the Gillespie Severance Payment is payable in a lump sum on the eighth day after Gillespie signs the Gillespie Amendment.

Also on December 4, 2009, the Company entered into a Retention and Separation Agreement and General Release of All Claims with Gail A. Sloan, the Company’s Vice President of Finance and Secretary (the "Sloan Retention Agreement").

The Sloan Retention Agreement supersedes the severance provisions of the Offer Letter dated March 20, 1996, Supplemental Agreement dated February 23, 2004, Amended and Restated Employment Agreement dated February 23, 2006 and the Amendment to Executive Employment Agreement, dated December 24, 2008 (collectively, the "Sloan Employment Agreements"), but otherwise the terms of the Sloan Employment Agreements remain in full force and effect. The Sloan Retention Agreement does not alter the amount of severance that was to be awarded under the Sloan Employment Agreements, but rather changes the event that triggers such payment.

The Sloan Retention Agreement provides for the payment of a retention bonus to Sloan in the amount of $66,183.53, less applicable withholding taxes (the "Sloan Retention Bonus"), payable in a lump sum on the first regular pay day following the eighth day after Sloan signs the Sloan Retention Agreement. If Sloan voluntarily resigns her employment prior to the earlier to occur of (a) the closing of the Transaction (as defined in the Sloan Retention Agreement) and (b) March 31, 2010, she will immediately repay the Sloan Retention Bonus to the Company. The date under (a) and (b) shall be referred to as the "Sloan Separation Date."

Under the Sloan Retention Agreement, Sloan agrees to execute an amendment to the Sloan Retention Agreement (the "Sloan Amendment") on or about the Sloan Separation Date to extend and reaffirm the promises and covenants made by her in the Sloan Retention Agreement through the Sloan Separation Date. If Sloan fails to execute the Sloan Amendment within twenty-one days of being provided with the Sloan Amendment or revokes her acceptance of the Sloan Amendment, she will not receive a severance payment of $132,367.06, less applicable withholding taxes (the "Sloan Severance Payment") or any portion thereof. The Sloan Retention Agreement also provides that the Sloan Severance Payment is payable in a lump sum on the eighth day after Sloan signs the Sloan Amendment.

The foregoing summaries of the Gillespie Retention Agreement and Sloan Retention Agreement are qualified in their entirety by reference to those agreements, which are attached hereto as Exhibits 10.1 and 10.2 and incorporated by reference herein.

Item 8.01 Other Events.

On December 7, 2009, the Company issued a press release announcing the signing of the Merger Agreement. A copy of the press release announcing the signing of the Merger Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Additional Information about the Merger and Where to Find It

The Company intends to file a registration statement on Form S-4 containing a joint proxy statement/prospectus in connection with the proposed transaction. Investors and stockholders are urged to read this filing when it becomes available because it will contain important information about the transaction. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION CAREFULLY AND IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and stockholders may obtain free copies of the joint proxy statement/prospectus and other relevant documents (when they become available) and other documents filed with the SEC at the SEC’s web site at: www.sec.gov. In addition, investors and stockholders may obtain free copies of the documents filed with the SEC by the Company by contacting Gail Sloan, the Company’s Vice President of Finance and Secretary, at (858) 452-6600, and by Adamis by contacting Robert O. Hopkins, Adamis’s Chief Financial Officer, at (858) 401-3984. Adamis’s and the Company’s directors and executive officers may be deemed to be participants in the solicitation of proxies from their respective companies’ stockholders in connection with the proposed transaction. Information regarding the interests of directors and executive officers in the transaction will be included in the joint proxy statement/prospectus of the companies. Investors and security holders are urged to read the joint proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction. Additional information regarding directors and executive officers of the Company is also included in the Company’s most recent annual report on Form 10-K, as amended, which is available as described above. This Current Report on Form 8-K does not constitute an offer of any securities for sale or the solicitation of any proxy.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

2.1 Agreement and Plan of Reorganization, by and among La Jolla Pharmaceutical Company, Adamis Pharmaceuticals Corporation and Jewel Merger Sub, Inc., dated as of December 4, 2009
10.1 Retention and Separation Agreement and General Release of All Claims, dated December 4, 2009, by and between the Company and Deirdre Y. Gillespie, M.D.
10.2 Retention and Separation Agreement and General Release of All Claims, dated December 4, 2009, by and between the Company and Gail A. Sloan
10.3 Form of Voting Agreement
99.1 Press release dated December 7, 2009

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

La Jolla Pharmaceutical Company

December 7, 2009	By:	/s/ Gail A. Sloan

Name: Gail A. Sloan
Title: Vice President of Finance and Secretary

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Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Reorganization, by and among La Jolla Pharmaceutical Company, Adamis Pharmaceuticals Corporation and Jewel Merger Sub, Inc., dated as of December 4, 2009
10.1	Retention and Separation Agreement and General Release of All Claims, dated December 4, 2009, by and between the Company and Deirdre Y. Gillespie, M.D.
10.2	Retention and Separation Agreement and General Release of All Claims, dated December 4, 2009, by and between the Company and Gail A. Sloan
10.3	Form of Voting Agreement
99.1	Press release dated December 7, 2009